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                                                                     EXHIBIT 8.1


                              List of Subsidiaries

Name                                                     Jurisdiction of Incorporation
----                                                     -----------------------------
Fifteentotwentyone.com Limited                                Republic of India
Indiaplaza.com, Inc.                                          California
IndiaWorld Communications Private Limited                     Republic of India
Safescrypt Limited                                            Republic of India
Satyam Education Services Limited                             Republic of India
Satyam Institute of E-Business Limited                        Republic of India
Satyam Webexchange Limited                                    Republic of India
Serwiz.com Limited                                            Republic of India
Sify Baron Net Devices Limited                                Republic of India
Sify PlasticsCommerce Limited                                 Republic of India
Ties2India.com Limited                                        Republic of India